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                                                                      EXHIBIT 11

                            INSIGHT ENTERPRISES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                          (NET EARNINGS IN THOUSANDS)


                                                                                        Years ended December 31,
                                                                                  2000           1999          1998
                                                                                  ----           ----          ----
      BASIC EARNINGS PER SHARE:
         Net earnings......................................................   $    56,672     $    33,587   $    20,450
                                                                              ===========     ===========   ===========
      Weighted average shares:
         Common shares outstanding..........................................   40,461,233      38,681,436    36,351,537
                                                                              ===========     ===========   ===========
         Shares used in basic earnings per share............................   40,461,233      38,681,436    36,351,537
                                                                              ===========     ===========   ===========

      Basic earnings per share..............................................  $      1.40     $      0.87   $      0.56
                                                                              ===========     ===========   ===========





                                                                                        Years ended December 31,
                                                                                  2000           1999          1998
                                                                                  ----           ----          ----
      DILUTED EARNINGS PER SHARE:
         Net earnings.......................................................  $    56,672     $    33,587   $    20,450
                                                                              ===========     ===========   ===========
      Weighted average shares:
         Common shares outstanding..........................................   40,461,233      38,681,436    36,351,537
         Common equivalent shares issuable upon exercise of employee
           stock options....................................................    1,487,107       1,726,023     1,639,011
                                                                              -----------     -----------   -----------
         Shares used in diluted earnings per share..........................   41,948,340      40,407,459    37,990,548
                                                                              ===========     ===========   ===========

      Diluted earnings per share............................................  $      1.35     $      0.83   $      0.54
                                                                              ===========     ===========   ===========



Earnings per share are restated to include the impact of the applications of Financial Accounting Standards Board Statement No. 128 and the effect of 3-for-2 stock splits in the form of stock dividends paid on September 18, 2000, February 18, 1999 and September 8, 1998.